Exhibit 99.3

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF PENNSYLVANIA

:
ANDREW LASNER, on behalf of himself	:
and all others similarly situated,	:	No.
:
Plaintiff,	:
	:	CLASS ACTION COMPLAINT
v.	:	FOR VIOLATION OF THE
	:	FEDERAL SECURITIES LAWS
WORLD HEALTH ALTERNATIVES, INC ;	:
RICHARD E. McDONALD; MARC ROUP;	:
JOHN C. SERCU; AND DASZKAL	:
BOLTON LLP,	:	JURY TRIAL DEMANDED
:
Defendants.	:
:

Plaintiff, Andrew Lasner, individually and on behalf of all other persons similarly situated, by his undersigned attorneys, for his complaint against defendants, alleges the following based upon personal knowledge as to himself and his own acts, and information and belief as to all other matters, based upon, inter alia, the investigation conducted by and through his attorneys, which included, among other things, a review of the defendants’ public documents, announcements made by defendants, United States Securities and Exchange Commission (“SEC”) filings, wire and press releases published by and regarding World Health Alternatives, Inc. (“WHAI,” or the “Company”), press reports and information readily obtainable on the Internet. Plaintiff believes that substantial evidentiary support will exist for the allegations set forth herein after a reasonable opportunity for discovery.

INTRODUCTION

1. This is an action on behalf of all persons who purchased or otherwise acquired of WHAI’s publicly traded securities during the period from October 7, 2003 to August 18, 2005 (the “Class Period”).

2. During the Class Period, defendants caused WHAI’s shares to trade at artificially inflated levels through the issuance of false and misleading financial statements. On August 16, 2005, the Company announced the abrupt resignation of defendant Richard E. McDonald, ostensibly for “health and family reasons.” Within days of his resignation, however, the Company discovered numerous instances of improper transactions and accounting, which had defrauded the Company’s lenders and inflated the Company’s earnings and balance sheet. The revelation of this fraud caused the price of the Company’s stock to collapse, causing millions of dollars of damages to plaintiff and members of the Class.

JURISDICTION AND VENUE

3. The claims asserted arise under §§ 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder. Jurisdiction is conferred by § 27 of the Exchange Act.

4. Venue is proper pursuant to § 27 of the Exchange Act . Defendant WHAI has its principal place of business at 777 Penn Center Boulevard, Suite 111, Pittsburgh, Pennsylvania 15235. WHAI and the other defendants conduct business in this district, and the wrongful conduct took place here.

THE PARTIES

5. Plaintiff, Andrew Lasner, purchased WHAI publicly traded securities as detailed in the attached Certification and was damaged thereby.

6. Defendant WHAI and its wholly owned subsidiaries provide medical, professional, and administrative staffing services to the healthcare industry in the United States. The Company’s staffing business primarily comprises nurse staffing, which includes registered nurses, licensed practical nurses, and certified nurse’s aides, allied health staffing, and physician staffing. It also provides support services staffing and information technology staffing for clients in the healthcare industry and other industries. The Company primarily offers its staffing services to acute care hospitals, including community hospitals, teaching institutions and trauma centers, private physicians’ practices, surgical and ambulatory care centers, nursing homes, pharmacies, medical clinics, and insurance companies located in or near metropolitan areas.

7. Defendant Richard E. McDonald (“McDonald”) was President, and Principal Accounting Officer of WHAI during the Class Period and served as Chief Executive Officer from June 23, 2004 until his resignation on August 16, 2005.

8. Defendant Marc D. Roup (“Roup”) was, until his resignation on June 23, 2004, the Company’s Chief Executive Officer.

9. Defendant John C. Sercu (“Sercu”) served as the Company’s Chief Operating Officer from May 2004 until he succeeded McDonald as Chief Executive Officer.

10. Defendants McDonald, Roup, and Sercu are the “Individual Defendants.” They are liable for the false statements alleged herein, as those statements were “group-published” information.

11. Defendant Daszkal Bolton LLP (“DBLLP”) is a public accounting firm with its principal place of business at 2401 NW Boca Raton Boulevard, Boca Raton, Florida 33431. DBLLP served as WHAI’s outside auditors for the fiscal years ended December 31, 2002, 2003, and 2004, and throughout the Class Period. In that connection, DBLLP issued audit reports on the Company’s publicly filed annual financial statements certifying: (i) that it had audited WHAI’s financial statements in accordance with generally accepted auditing standards (“GAAS”); (ii) that it had planned and performed its audits “to obtain reasonable assurance about whether the financial statements are free of material misstatement;” (iii) that, in its opinion, WHAI’s financial statements “present fairly, in all material respects, the financial position” of WHAI in conformity with generally accepted accounting principles (“GAAP”) ; and (iv) that its audits provided “a reasonable basis for [its] opinions.”

CLASS ACTION ALLEGATIONS

12. Plaintiff brings this action as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure on behalf of all persons who purchased or otherwise acquired WHAI publicly traded securities during the Class Period and who were injured thereby (“the Class”). Excluded from the Class are defendants, directors and officers of WHAI and their families and affiliates.

13. The members of the Class are so numerous that joinder of all members is impracticable. The disposition of their claims in a class action will provide substantial benefits to the parties and the Court. During the Class Period WHAI had more than 30 million shares of stock outstanding, owned by hundreds or thousands of persons.

14. There is a well-defined community of interest in the questions of law and fact involved in this case. Questions of law and fact common to the members of the Class that predominate over questions that may affect individual Class members include:

(a) Whether the Exchange Act was violated by defendants;

(b) Whether WHAI’s 2003 and 2004 financial statements and the quarterly financial statements beginning with the quarter ended June 30, 2003 were false and whether defendants’ statements omitted material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading;

(c) Whether defendants knew or recklessly disregarded that their statements were false and misleading; and

(d) Whether defendants’ actions caused damages to plaintiff and members of the Class.

DEFENDANTS’ WRONGFUL COURSE OF CONDUCT

15. WHAI was incorporated for the purpose of selling nutritional and similar products on the Internet. On February 20, 2003, WHAI acquired 100% of the common stock of Better Solutions, Inc . (“Better Solutions”), a healthcare staffing company, from its founders and co-owners, defendants McDonald and Roup. In exchange, WHAI provided McDonald and Roup with 33,000,000 shares of newly issued WHAI common stock. As a result, Better Solutions became a wholly owned subsidiary of WHAI, and McDonald and Roup became the controlling shareholders of WHAI, owning approximately 82% of its outstanding shares. From the date of this transaction, the primary business of WHAI was the Better Solutions healthcare staffing business.

16. As of March 31, 2003, WHAI had assets totaling $245,727 and negative shareholders equity of $91,762 . Sales for the three months ended March 31, 2003 totaled $942,887, and the Company reported a net loss of $395,016, or $.01 per share.

17. On October 7, 2003, shares of WHAI stock began to be traded on the OTC Bulletin Board, a national securities exchange system.

18. The Company grew rapidly between the date of the Better Solutions transaction and the end of the Class Period . This growth was fueled primarily by acquisitions and the opening of new offices. By October 2003, the Company had opened offices in Cleveland, Ohio and Boca Raton, Florida, in addition to its headquarters in Pittsburgh, Pennsylvania. On December 22, 2003, the Company announced that it had acquired the assets of Superior Staffing Solutions, Inc. (“SSSI”), a medical staffing company based in Pittsburgh, in exchange for an unspecified amount of cash and restricted stock. SSSI had sales of approximately $7 million in 2003, which were approximately double the sales of WHAI excluding these sales.

19. In February 2004, the Company announced that it had signed a letter of intent to purchase a private, New England-based medical staffing company with sales of approximately $5.4 million in 2003. This announcement was followed by an announcement on March 4, 2004 that the Company had signed a letter of intent to purchase another privately held medical staffing company based in Orlando, Florida, which had sales of approximately $6.3 million in 2003. On March 16, 2003, the Company announced yet another letter of intent, this time to acquire a Texas-based medical staffing company, with sales of approximately $4.7 million during 2003. And on March 22, 2003, the Company announced the signing of a letter of intent to purchase a California-based medical staffing company, with 2003 sales of $21 million and projected 2004 sales in excess of $50 million. These acquisitions were to be financed with a combination of cash, promissory notes, and, in most cases, WHAI stock.

20. For the quarter ended September 30, 2003, the Company reported sales of $945,761, a 38% increase over the same quarter in 2002. The Company reported gross profit of $460,000, a 113% increase over the third quarter of 2002. It reported net income of $143,717 for the quarter, compared to a loss of $19,364 reported in the third quarter of 2002. Total assets as of September 30, 2003 had increased to $333,713 from $266,696 as of September 30, 2002.

21. On March 25, 2004, the Company announced its results for the quarter and year ended December 31, 2003. For the fourth quarter of 2003, sales were $962,337, an increase of 19% over fourth quarter 2002 sales, which had totaled $808,929. For the year, sales increased 32% to $3,693,337. Gross profit increased to $1,599,794, from $1,015,046 for 2002. The Company’s assets increased to $5,059,257 as of December 31, 2003, compared to just $266,696 at December 31, 2002. Shareholders’ equity at December 31, 2003 was $2,184,551, compared to $160,754 at the close of 2002.

22. As a result of the continuous string of acquisitions and new office openings, the Company continued to show strong growth throughout 2004 and 2005. On May 17, 2004, the Company announced its results for the quarter ended March 31, 2004. Sales increased to $1,680,745 from $942,887 reported in the same quarter of 2003. Gross profit doubled to $665,452 from $317,278 reported for the March quarter of 2003, although the Company reported a loss of ($.01) per fully diluted share, the same as the prior year first quarter. Total assets at March 31, 2004 were $4,984,794, compared to $245,727 at March 31, 2003. Shareholders’ equity increased to $3,595,348 at March 31, 2004 as compared to ($91,762) at March 31, 2003.

23. WHAI continued its strategy of growth by acquisition in 2004. On August 5, 2004, the Company announced that it had signed a letter of intent to acquire a privately held medical staffing company based in the southeastern region of the United States. According to the announcement, the company to be acquired had sales of approximately $7 million in 2003, and it projected sales of approximately $16 million for 2004. The Company followed this announcement with a similar announcement on October 27, 2004 that it would acquire the assets of a privately held medical staffing company in the northwestern part of the United States with 2003 sales of $12 million and projected 2004 sales of $16 million. Then, on November 10, 2004,

WHAI announced that it had signed a letter of intent to acquire substantially all of the assets of an Atlanta-based medical staffing company with projected 2004 sales of approximately $73 million and projected 2005 sales of $84 million. These acquisitions, which were consummated in late 2004 and early 2005, were again made with a combination of cash, promissory notes, assumption of debt and WHAI stock.

24. On August 16, 2004, the Company announced its results for the quarter ended June 30, 2004. WHAI reported sales for the quarter of $5,561,518 compared to $842,352 for the second quarter of 2003. The Company reported gross profit of $1,750,835, compared to $332,314 for the prior year’s second quarter. It reported a loss per fully diluted share of $.01, compared with a loss of almost nil for the same quarter in the prior year. Total assets increased to $36,686,661 at June 30, 2004, compared to $5,301,358 at June 30, 2003. Shareholders’ equity increased to $10,259,165 from $2,184,551 at June 30, 2003.

25. On November 22, 2004, the Company announced its results for the quarter ended September 30, 2004. WHAI reported sales of $10,543,872, a 1015% increase over the sales of $945,761 reported for the third quarter of 2003. The Company reported gross profit of $3,746,828, a 714% increase over gross profit of $460,491 reported for the same quarter of 2003. The Company reported a loss per fully diluted share of ($.02), compared to a loss of ($.01) for the same quarter of the prior year. It reported total assets of $40,614,934 and shareholders’ equity of $17,992,946, compared to total assets of $5,301,358 and shareholders’ equity of $2,184,551 for the quarter ended December 31, 2003.

26. On March 29, 2005, WHAI announced its results for the quarter and fiscal year ended December 31, 2004. For the three month period, the Company reported sales of $22,553,603, an increase of 2244% over sales of $962,337 reported for the same period in 2003.

The Company attributed the growth to its acquisitions and organic growth. The Company reported gross profit for the fourth quarter of $3,928,592, an increase of 802% compared to $489,712 reported for the fourth quarter of 2003. For the full year, the Company reported sales of $40,339,739, compared to sales of $3,693,337 for 2003. Gross profit for the year was $10,242,997, compared to $1,599,794 for the prior year. Total assets as of December 31, 2004 were reported as $100,697,761, compared to $5,301,358 as of December 31, 2003. Shareholders’ equity increased to $36,018,763 as of December 31, 2004, compared to $2,184,551 as of December 31, 2003.

27. On May 12, 2005, WHAI announced its results for the quarter ended March 31, 2005. The Company reported revenues of $40,477,810, compared to revenues of $1,680,745 reported for the same quarter of 2004. It reported gross profit of $11,498,570, versus gross profit of $665,452 for the first quarter of 2004. Earnings per share were reported to be $.08 per fully diluted share, versus a loss of ($.01) per fully diluted share for the same quarter of the prior year. The Company reported total assets as of March 31, 2005 of $112,836,140, compared to assets of $100,592,422 as of December 31, 2004 and $4,984,794 as of March 31, 2004. Shareholders’ equity was reported as $50,381,614 as of March 31, 2005, compared to $37,402,921 at December 31, 2004 and $3,595,348 at March 31, 2004.

28. In a May 12, 2005 conference call for analysts and large investors in connection with the Company’s first quarter earnings release, defendant McDonald emphasized that the Company accrued taxes in accordance with relevant GAAP pronouncements and stated that “We expect to be a taxpayer sometime in the third quarter [of 2005].”

29. On May 13, 2005, the Company announced that it was restating upward its financial results for the quarter and fiscal year ended December 31, 2004 as a result of its determination that certain “large, non-cash expenses in connection with a preferred stock transaction that occurred in December 2004” were improperly recorded. The press release quotes McDonald as stating:

We recorded the non-cash expenses in the fourth quarter of 2004 because we wanted to utilize a conservative reporting approach until we could consult with the Office of the Chief Accountant [of the SEC] and confirm that our position that the preferred stock conversion and redemption features did not create a need for any derivative accounting was correct. Additionally, the Company determined that the warrants associated with the transaction were a liability and therefore the $3,003,591 fair value of the warrants was recorded as a liability. The Company believed it was important to pursue this matter to increase the transparency of its financial reporting and better enable the market to evaluate the Company’s financial results in 2004 and in the future. This positive restatement completes the Company’s review of this matter as referenced in our 10-KSB for 2004.

The press release stated further that the Company was filing a Form 10-KSB/A later that day setting forth revised financial statements that would exclude the large, non-cash expenses relating to the preferred stock transaction. According to the Company’s press release, “As a result, the Company’s earnings for the quarter and fiscal year ended December 31, 2004 increased to 14 cents.” In reality, however, a comparison of the Form 10-KSB/A filed on or about May 18, 2005 with the March 29, 2005 press release announcing the Company’s results for the fourth quarter and year ended December 31, 2004 shows that this restatement reduced the Company’s reported loss by 14 cents per share, from ($0.81) per share, as reported on March 29, 2005, to ($0.67) per share, as reported on or about May 18, 2005.

30. On July 11, 2005, Transaction Advisory Services, LLC (“TAS”) made public a letter it submitted to the SEC in which TAS urged the SEC to investigate alleged misrepresentations made by WHAT and McDonald in previous SEC filings concerning McDonald’s educational background. At the time TAS made this letter public, its subsidiary,

Crusader Investments, LLC, was in litigation with WHAI over WHAI’s alleged breach of a contract authorizing Crusader to serve as WHAI’s exclusive agent for acquiring medical placement services companies. According to TAS, representations in WHAI’s SEC filings that McDonald graduated from the University of Pittsburgh in April 1996 with a degree in business administration, and that he received a Masters and Doctoral degree in business administration from Bridgewater University in London were false. TAS contended that the University of Pittsburgh’s records show only that McDonald attended the University of Pittsburgh from September 1992 to April 1995, but did not earn a degree. Additionally, TAS contended that Bridgewater University was not recognized by the UK’s Department of Education and Skills as an institution having the power to award educational degrees. Moreover, according to TAS, the State of Oregon Student Assistance Office of Degree Authorization classifies Bridgewater as an “invalid institution.” TAS further stated that on July 15, 2004, WHAI filed a Form 8-K with the SEC, signed by McDonald, stating that “records available at the time could not confirm” that McDonald graduated with a B.S. degree from the University of Pittsburgh, but that the Company believed that “the University of Pittsburgh ultimately will provide such confirmation” and that the Company was removing the previously reported biographical information of McDonald from its SEC filings.

31. On August 16, 2005, the Company revealed the first indications that it had discovered that previously reported financial results were fraudulent. On that date, the Company unexpectedly and abruptly announced that McDonald had resigned as President and Chief Executive Officer “for health and family reasons.” The Company appointed COO John Sercu as Chief Executive Officer on an interim basis. In addition, the Company announced that it had notified the SEC that it would not file its 10-Q for the June 30, 2005 quarter on time.

THE AUGUST 19, 2005 ANNOUNCEMENT

32. On August 19, 2005, without any prior warning, the Company shocked the market by issuing the following press release :

World Health Alternatives, Inc. Commences Investigation

PITTSBURGH—(BUSINESS WIRE)—Aug. 19, 2005—World Health Alternatives, Inc. (OTC BB: WHAI.OB) announced today that, following the recent departure of former Chief Executive Officer, Richard E. McDonald, the Company is investigating issues that include, but may not be limited to, apparent discrepancies in the amount of the debenture and warrant agreement associated with the Company’s preferred stock, the underpayment of certain tax liabilities in excess of $4 million, and irregular reports to the Company’s lenders that resulted in excess funding under the Company’s lending arrangements of approximately $6.5 million, in addition to other issues which may constitute breaches of existing financing documents.

The Company has retained outside counsel, and the Board of Directors has retained special counsel to conduct an investigation into the discrepancies. The amounts at issue could change as the investigation continues. Since the Company’s stock is traded on the OTC Bulletin Board, the Company does not have the authority to suspend trading of its stock.

The Company has also terminated its engagement with Daszkal Bolton LLP, its outside auditing firm, and will begin a search for a new auditing firm. It is expected that the Company’s prior financial reports will be restated. The Company is actively working with its investment banking and funding sources to raise capital to meet its short-term cash obligations. John Sercu, the interim Chief Executive Officer of the Company, stated, “It is very unfortunate to have discovered that we have to deal with these issues, but management and the Board are working diligently to resolve them. The Company continues to make staffing placements of its medical and other professionals on a daily basis with its clients, and we look forward to continuing our business into the future.”

*        *        *

33. These disclosures announcement caused the price of WHAI stock to drop precipitously from a close of $3.46 per share on August 15, 2005 to a close of $.49 per share on August 19, 2005, causing injury to plaintiff and other members of the Class.

34. The Company’s financial statements throughout the Class Period were materially false and misleading because , inter alia, of the misstatement of the amount of the debenture and warrant agreement associated with the Company’s preferred stock, the underpayment of tax liabilities in excess of $4 million, and intentional misstatements to the Company’s lenders which caused them to over-fund the Company’s lending arrangements by approximately $6.5 million.

ADDITIONAL INDICATIONS OF DEFENDANTS’ SCIENTER

35. WHAI’s statement that the Company’s reports to its lenders were “irregular” is an admission that the Company’s management intentionally falsified these reports . In addition, the circumstances of the “discovery” of the intentional falsification of the Company’s financial statements and reports to its lenders following the abrupt “resignation” of McDonald, who served as the Company’s Chief Financial Officer until July 2005, strongly suggest McDonald’s complicity in falsifying the Company’s financial statements . McDonald’s falsification of his academic credentials in the Company’s SEC filings, moreover, is further evidence of his intent to deceive the public.

APPLICABILITY OF PRESUMPTION OF RELIANCE:

FRAUD ON THE MARKET DOCTRINE

36. At all relevant times, the market for the Company’s securities was an efficient market, as evidenced by the fact that the Company’s stock was publicly traded on a national exchange; the Company filed periodic public reports with the SEC; the Company regularly communicated with public investors via established market communication mechanisms, including through regular disseminations of press releases on the national circuits of major newswire services and through other wide-ranging public disclosures, such as communications with the financial press and other similar reporting services; and the Company was followed by securities analysts who wrote reports which were publicly available and entered the public marketplace.

37. As a result of the foregoing, the market for the Company’s securities promptly digested current information regarding the Company from all publicly-available sources and reflected such information in the Company’s stock price . Under these circumstances, all purchasers of the Company’s securities during the Class Period suffered similar injury through their purchase of the Company’s securities at artificially inflated prices and a presumption of reliance applies.

FIRST CLAIM FOR RELIEF

For Violation of § 10(b) of the Exchange Act and Rule 10b-5

Against Defendants WHAI, McDonald, Roup and Sercu

38. Plaintiff incorporates ¶¶ 1-37 by reference as if fully set forth herein.

39. During the Class Period, defendants disseminated or approved the false statements specified above, which they knew or recklessly disregarded were materially false and misleading in that they contained material misrepresentations and failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading . Defendant Roup is not alleged to be liable for damages caused by statements made after June 23, 2004, and Defendant Sercu is not liable for damages caused by any statements made before his employment with the Company in May 2004.

40. Defendants violated § 10(b) of the 1934 Act and Rule l0b-5 in that they:

(a) Employed devices, schemes, and artifices to defraud;

(b) Made untrue statements of material facts or omitted to state material facts necessary in order to make statements made, in light of the circumstances under which they were made, not misleading; or

(c) Engaged in acts, practices, and a course of business that operated as a fraud or deceit upon plaintiff and others similarly situated in connection with their purchases or other acquisitions of WHAI publicly traded securities during the Class Period.

41. Plaintiff and the Class relied to their detriment on defendants’ false representations and/or the integrity of the market in purchasing or otherwise acquiring WHAI publicly traded securities during the Class Period at artificially inflated prices or otherwise excessive consideration . Plaintiff and the Class would not have purchased or acquired WHAI publicly traded securities at the prices they paid, or at all, if they had been aware that the market prices had been artificially and falsely inflated by defendants’ misleading statements.

42. As a direct and proximate result of these defendants’ wrongful conduct, plaintiff and the other members of the Class suffered damages in connection with their purchases or other acquisitions of WHAI publicly traded securities during the Class Period when the market prices of such securities declined upon the revelation of defendants’ fraudulent conduct.

SECOND CLAIM FOR RELIEF

For Violation of § 10(b) of the Exchange Act and Rule 10b-5 Against Defendant DBLLP

43. Plaintiff incorporates ¶¶ 1-42 by reference as if fully set forth herein.

44. DBLLP’s audit reports on WHAI’s 2002, 2003, and 2004 financial statements were materially false and misleading in that:

(a) DBLLP falsely stated that WHAI’s financial statements “present fairly, in all material respects, the financial position” of WHAI “in conformity with generally accepted accounting principles;” and

(b) DBLLP falsely stated that it had audited WHAI’s financial statements in accordance with GAAS .

45. In issuing such audit opinions, DBLLP turned a blind eye to WHAI’s improper accounting practices and issued unqualified audit opinions even though DBLLP knew or recklessly disregarded that : (a) the financial statements had not been prepared in conformity with GAAP in numerous respects and did not present fairly, in all material respects, the financial position of WHAI and its subsidiaries as of December 31, 2002, 2003, and 2004; and (b) DBLLP had not audited WHAI’s 2002, 2003, and 2004 financial statements in accordance with GAAS.

46. DBLLP knew or recklessly disregarded that it had violated GAAS in that it failed to obtain sufficient competent evidential matter to support the assertions in the financial statements, failed to maintain an attitude of professional skepticism, and failed to render an accurate audit report on behalf of WHAI.

47. DBLLP violated GAAS Standard of Reporting No. 3, which requires that informative disclosures in the financial statements are to be regarded as reasonably adequate unless otherwise stated in the report. DBLLP knew or recklessly disregarded that WHAI’s disclosures were not reasonably adequate.

48. DBLLP violated GAAS and the standards set forth in SAS No. 1 and SAS No. 53 by, among other things, failing to plan its audit adequately, to properly supervise the work of assistants, and to establish and carry out procedures reasonably designed to search for and detect the existence of errors and irregularities that would have a material effect upon the financial statements.

49. DBLLP violated GAAS Standard of Field Work No. 3 in that it did not obtain sufficient competent evidential matter to afford it a reasonable basis for its opinion.

50. DBLLP violated Standard of Reporting No. 4 in that it issued an opinion when it had an insufficient basis for expressing its opinion, as its audit had not been conducted in accordance with GAAS.

51. As a direct and proximate result of DBLLP’s wrongful conduct, plaintiff and the other members of the Class purchased or otherwise acquired their WHAI stock at artificially inflated prices during the Class Period and suffered damages when the price declined as a result of the revelation of the fraud.

THIRD CLAIM FOR RELIEF

For Violation of Section 20(a) of the Exchange Act

Against Defendants McDonald, Roup and Sercu

52. Plaintiff incorporates ¶¶ 1-51 by reference as if fully set forth herein

53. Each of the Individual defendants named in this Claim was a controlling person of WHAI within the meaning of Section 20(a) of the Exchange Act. At the time the false and misleading statements that are the basis of this Complaint were made, each of the Individuals Defendants named in this Claim had the power and authority, and exercised such power and authority, to cause WHAI to engage in the wrongful conduct complained of herein by reason of the fact that they were responsible for preparing the Company’s press releases and SEC filings and caused WHAI to issue false and misleading statements to the SEC and the public .

54. By reason of such conduct, defendants McDonald, Roup and Sercu are liable pursuant to § 20(a) of the Exchange Act to the same extent as WHAI.

REQUEST FOR RELIEF

WHEREFORE, plaintiff respectfully requests judgment as follows: declaring this action to be a proper class action; awarding damages, including interest; awarding reasonable costs, including attorney’s fees and expenses; and granting such equitable/injunctive and additional or different relief as the interests of justice or equity may require.

JURY DEMAND

Plaintiff demands a trial by jury.

Dated: August 24, 2005

LAW OFFICE OF ALFRED G. YATES, JR., PC

By:	/s/ Gerald L. Rutledge
Alfred G. Yates, Jr. (PA Id. No. 17419)
Gerald L. Rutledge (PA Id. No. 62027) 429 Forbes Avenue 519 Allegheny Building Pittsburgh, PA 15219 Telephone: (412) 391-5164 Fax: (412) 471-1033

-and-

BARRACK, RODOS & BACINE
Daniel E. Bacine PA Id. No. 16742 M. Richard Komins PA Id. No. 33073 3300 Two Commerce Square 2001 Market Street Philadelphia, PA 19103 Telephone: (215) 963-0600 Fax: (215) 963-0838

Attorneys for Plaintiff

BARRACK, RODOS & BACINE

Attorneys at Law

SWORN CERTIFICATION

I, ANDREW LASNER, hereby certify and swear as follows:

1. I have reviewed the complaint against World Health Alternatives and have authorized its filing;

2. I did not purchase World Health Alternatives securities at the direction of my counsel or in order to participate in any private action under the federal securities laws;

3. I am willing to serve as a lead plaintiff and representative party on behalf of a class, or to be a member of a lead plaintiff group representing a class, including providing testimony at deposition and trial, if necessary;

4. Attached as Schedule A is a description of my transactions in World Health Alternatives securities during the class period specified in the complaint.

5. I have filed no other actions within the 3 year period preceding the date hereof in which I sought to serve, or served, as a representative party on behalf of a class in an action brought under the federal securities laws.

BARRACK, RODOS & BACINE

Attorneys at Law

6. I will not accept any payment for serving as a representative party on behalf of a class beyond my pro rata share of any recovery, except as ordered or approved by the Court.

I declare under penalty of perjury that the foregoing is true and correct.

Dated: 8/23/05	/s/ Andrew Lasner
Andrew Lasner

2

Schedule A

Date	No. of Shares	Purchase/Sold	Price per Share
11/10/2004	1000	P	$3.55
11/12/2004	1000	P	$3.72
11/16/2004	1000	P	$4.19
11/19/2004	2000	S	$3.89
11/22/2004	1000	P	$3.83
11/26/2004	1000	P	$4.28
12/10/2004	1000	P	$3.80
12/17/2004	1000	P	$3.80
12/23/2004	1000	P	$3.69
12/23/2004	1000	P	$3.54
12/28/2004	2000	P	$3.70
12/30/2004	1000	P	$3.90
01/03/2005	1000	P	$4.06
01/03/2005	1000	P	$3.99
01/04/2005	2000	P	$3.96
01/05/2005	1000	P	$3.65
01/18/2005	3000	S	$3.32
01/18/2005	2000	S	$3.22
04/05/2005	2000	P	$3.26
04/05/2005	1000	P	$3.01
04/06/2005	2000	P	$2.91
04/06/2005	1000	P	$2.88
04/06/2005	1000	P	$2.88
04/06/2005	2000	P	$2.89
04/06/2005	1000	P	$2.89
04/07/2005	1000	P	$2.90
04/26/2005	800	P	$2.84
05/03/2005	500	P	$3.13
05/04/2005	1200	P	$3.12
05/04/2005	1000	P	$3.05
05/16/2005	1000	P	$2.70
05/17/2005	1000	P	$2.64
06/14/2005	3000	P	$2.60
06/16/2005	1000	P	$2.70
06/20/2005	1500	S	$2.85
06/21/2005	3000	P	$3.00

Date	No. of Shares	Purchase/Sold	Price per Share
06/28/2005	2000	S	$3.38
06/28/2005	1000	S	$3.42
06/28/2005	1000	S	$3.42
06/28/2005	1000	S	$3.42
06/28/2005	2000	S	$3.42
07/06/2005	2000	P	$3.49
07/11/2005	2000	P	$3.21
07/11/2005	2000	P	$3.26
07/11/2005	2000	P	$3.14
07/27/2005	1000	S	$3.24
07/28/2005	1000	S	$3.55
07/28/2005	1000	S	$3.55
08/03/2005	1000	S	$3.69

2